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                                                                     Exhibit 4.2

                          FIRST SUPPLEMENTAL INDENTURE

          FIRST SUPPLEMENTAL INDENTURE, dated as of June 30, 2004 (this "FIRST SUPPLEMENTAL INDENTURE"), among Pierre Foods, Inc., a North Carolina corporation (the "COMPANY"), Fresh Foods Properties LLC, a North Carolina limited liability company (the "INITIAL GUARANTOR"), and U.S. Bank National Association, as trustee under the Indenture referred to below ("the TRUSTEE").

                              W I T N E S S E T H:

          WHEREAS, Pierre Merger Corp., a North Carolina Corporation ("PMC"), and the Trustee have heretofore executed and delivered an Indenture dated as of June 30, 2004 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of 9 7/8% Senior Subordinated Notes due 2012 (the "Notes");

          WHEREAS, Section 9.01 of the Indenture provides that PMC and the Trustee may execute and deliver a supplemental indenture to, among other things,
(i) provide for the assumption of PMC's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of PMC, and (ii) to add Guarantors with respect to the Notes or to secure the Notes;

          WHEREAS, pursuant to Section 9.01 of the Indenture, PMC and the Trustee are authorized to execute and deliver this First Supplemental Indenture to amend the Indenture, without the consent of any Holder of Notes;

          WHEREAS, upon effectiveness of the Merger, the Company, as surviving corporation pursuant to the Merger has, by operation of law, assumed the obligations of PMC pursuant to the Indenture, the Notes and the Registration Rights Agreement (as defined in the Indenture);

          WHEREAS, pursuant to the terms of the Acquisition, the Initial Guarantor has agreed to become a party to the Indenture as a Guarantor and execute a Guarantee;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Initial Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

          Section 1.1 DEFINED TERMS. Terms used in this First Supplemental Indenture but not defined herein shall have the meaning assigned to such terms in the Indenture. The words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

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                                   ARTICLE TWO

                        AGREEMENT TO BE BOUND; GUARANTEE

          Section 2.1 AGREEMENT OF THE COMPANY TO BE BOUND. The Company hereby becomes a party to the Indenture and the Notes by assuming all of PMC's obligations under the Indenture and the Notes. The Company agrees to be bound by all of the provisions of the Indenture and the Notes applicable to PMC and to perform all of the obligations and agreements of PMC under the Indenture and the Notes. All references to the "Company" in the Indenture shall be deemed to refer to Pierre Foods, Inc. from and after the date of this Supplemental Indenture.

          Section 2.2 AGREEMENT OF THE INITIAL GUARANTOR TO BE BOUND. The Initial Guarantor hereby becomes a party to the Indenture as a Guarantor and executes a Guarantee, and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Initial Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

          Section 2.3 GUARANTEE. Subject to Article 11 of the Indenture, the Initial Guarantor unconditionally, as primary obligor and not merely as surety, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                                  ARTICLE THREE

                                  MISCELLANEOUS

          Section 3.1 RATIFICATION OF INDENTURE; FIRST SUPPLEMENTAL INDENTURE PART OF INDENTURE; TRUSTEE'S DISCLAIMER. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture, and is not responsible for any of the recitals or statements made herein, all of which are the recitals or statements of the Company.

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          Section 3.2    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL
GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

          Section 3.3 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This First Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the Indenture). Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture or the Indenture.

          Section 3.4 SEVERABILITY. In case any provision in this First Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.5 COUNTERPART ORIGINALS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 3.6 HEADINGS, ETC. The Headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first above written.


                                        PIERRE FOODS, INC.


                                        By:  /s/ Pamela M. Witters
                                             -----------------------------------
                                             Name: Pamela M. Witters
                                             Title: Secretary


                                        FRESH FOODS PROPERTIES LLC


                                        By:  /s/ Pamela M. Witters
                                             -----------------------------------
                                             Name: Pamela M. Witters
                                             Title: Secretary


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:  /s/ Alison D.B. Nadeau
                                             -----------------------------------
                                             Name: Alison D.B. Nadeau
                                             Title: Vice President